Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

ASPEN TECHNOLOGY, INC.
(Name of Subject Company (Issuer))

ASPEN TECHNOLOGY, INC.
(Name of Filing Person)

Table 1-Transaction Valuation

	Transaction Valuation*	Fee Rate	Amount of Filing Fee**
Fees to Be Paid	$7,366,118,275.54	0.0001531	$1,127,752.71
Fees Previously Paid	$0		$0
Total Transaction Valuation	$7,366,118,275.54
Total Fees Due for Filing			$1,127,752.71
Total Fees Previously Paid			$0
Total Fee Offsets			$1,127,752.71
Net Fee Due			$0

*
Estimated for purposes of calculating the filing fee only. The transaction valuation was calculated as the sum of (i) 27,000,846 outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Aspen Technology, Inc., which is the difference between 63,308,360, the number of outstanding Shares, and 36,307,514, the number of Shares beneficially owned by Emerson Electric Co. and its subsidiaries, multiplied by $265.00, (ii) 648,951 Shares issuable pursuant to outstanding “in-the-money” stock options, multiplied by $122.54 (which is the offer price of $265.00 minus the weighted average exercise price for such options of $142.46 per Share), (iii) 340,434 Shares issuable pursuant to restricted stock units with respect to Shares that are converted into cash or Emerson Electric Co. equity awards in the transaction multiplied by $265.00, and (iv) 155,308 Shares issuable pursuant to performance stock units with respect to Shares that are converted into cash or Emerson Electric Co. equity awards in the transaction multiplied by $265.00. The calculation of the filing fee is based on information provided by Aspen Technology, Inc. as of February 3, 2025.

**
The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 1 for Fiscal Year 2025, issued August 20, 2024, by multiplying the transaction valuation by 0.0001531.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule TO	005-93677	February 10, 2025		$1,127,752.71
Fee Offset Sources	Emerson Electric Co.	Schedule TO	005-93677		February 10, 2025		$1,127,752.71***

***
Emerson Electric Co. previously paid U.S. $1,127,752.71 upon the filing of its combined Tender Offer Statement and Rule 13e-3 Transaction Statement filed under cover of Schedule TO on February 10, 2025, in connection with the transaction reported hereby.